ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070831233-89
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/06/2007 11:51 AM
	Entity Number C24236-1999

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

CHINA MARINE FOOD GROUP LIMITED, INC.

2. Description of the original document for which correction is being made:

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: NOV. 16, 2007

4. Description of the inaccuracy or defect.

The Effective Date of Filing

5. Correction of the inaccuracy or defect.

The effective date of filing should be December 12, 2007

6. Signature:

X [signature]

Authorized Signature

CEO and Secretary

Title *

Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.